    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 1996


                                                      REGISTRATION NO. 333-13879
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                              -------------------

                       CORNERSTONE PROPANE PARTNERS, L.P.

             (Exact name of registrant as specified in its charter)
                              -------------------

           DELAWARE                          5984                  77-0439862
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      number)

                              -------------------

                              432 WESTRIDGE DRIVE
                         WATSONVILLE, CALIFORNIA 95076
                                 (408) 724-1921

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------

                                RONALD J. GOEDDE
                              432 WESTRIDGE DRIVE
                         WATSONVILLE, CALIFORNIA 95076
                                 (408) 724-1921

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              -------------------

                                   COPIES TO:

    ANDREWS & KURTH L.L.P.          SCHIFF HARDIN & WAITE        BAKER & BOTTS,
     425 LEXINGTON AVENUE              7200 SEARS TOWER              L.L.P.
          10TH FLOOR                 233 S. WACKER DRIVE        ONE SHELL PLAZA
   NEW YORK, NEW YORK 10017        CHICAGO, ILLINOIS 60606       910 LOUISIANA
        (212) 850-2800                  (312) 258-5500           HOUSTON, TEXAS
  ATTN: MICHAEL ROSENWASSER       ATTN: LINDA JEFFRIES WIGHT         77002
                                                                 (713) 229-1234
                                                                ATTN: WALTER J.
                                                                     SMITH

                              -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                              -------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    Cornerstone Propane Partners, L.P. has prepared this Amendment No. 2 to its Registration Statement on Form S-1 for the purpose of filing with the Securities and Exchange Commission exhibits to the Registration Statement. This Amendment No. 2 does not modify any provision of the prospectus included in the Registration Statement; accordingly, such prospectus has not been included herein.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE filing fee, the amounts set forth below are estimates.


  Securities and Exchange Commission registration fee...........  $  65,474
  NASD filing fee...............................................     22,107
  NYSE filing fee...............................................    100,000
  Printing and engraving expenses...............................    775,000
  Legal fees and expenses.......................................  2,200,000
  Accounting fees and expenses..................................    480,000
  Blue Sky fees and expenses....................................     15,000
  Transfer agent and registrar fees.............................      2,500
  Miscellaneous expenses........................................    139,919
                                                                  ---------
    Total.......................................................  $3,800,000
                                                                  ---------
                                                                  ---------


-------------------

*   To be furnished by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Section of the Prospectus entitled "The Partnership Agreement -- Indemnification" is incorporated herein by this reference.

    Reference is made to Section 7 of the Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement.

    Subject to any terms, conditions or restrictions set forth in the Partnership Agreements, Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    There has been no sale of securities of the Partnership within the past three years.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    a.  Exhibits


 *1.1   --  Form of Underwriting Agreement
**3.1   --  Form of Amended and Restated Agreement of Limited Partnership of
              Cornerstone Propane Partners, L.P. (included as Appendix A to the
              Prospectus)
 *3.2   --  Form of Amended and Restated Agreement of Limited Partnership of
              Cornerstone Propane, L.P.
 *5.1   --  Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered
 *8.1   --  Opinion of Andrews & Kurth L.L.P. relating to tax matters
*10.1   --  Form of Credit Agreement among Cornerstone Propane, L.P. and certain banks
*10.2   --  Form of Note Purchase Agreement among Cornerstone Propane, L.P. and certain investors

*10.3   --  Form of Contribution, Conveyance and Assumption Agreement, among
              Cornerstone Propane Partners, L.P., Cornerstone Propane, L.P.,
              Cornerstone Propane GP, Inc., and certain other parties
*10.4   --  Form of 1996 Cornerstone Propane Partners, L.P. Restricted Unit Plan
*10.5   --  Form of Employment Agreements for Messrs. Baxter, Kittrell, Goedde and
              DiCosimo
*10.6   --  Form of Indemnity Agreement among Northwestern Growth Corporation,
              Cornerstone Propane GP, Inc., Cornerstone Propane Partners, L.P. and
              Cornerstone Propane, L.P.
*21.1   --  List of Subsidiaries
**23.1  --  Consent of Arthur Andersen LLP
**23.2  --  Consent of Baird, Kurtz & Dobson
**23.3  --  Consent of Price Waterhouse LLP
*23.4   --  Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1 and 8.1)
**24.1  --  Powers of Attorney (included on signature page)
*27.1   --  Financial Data Schedule


-------------------

*   Filed herewith

**  Previously filed

    b.  Financial Statement Schedules --
    All Financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

        (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watsonville, State of California, on December 6, 1996.


                                          CORNERSTONE PROPANE PARTNERS, L.P.

                                          By: CORNERSTONE PROPANE GP, INC.

                                              AS GENERAL PARTNER

                                          By:____/s/_KEITH G. BAXTER____________

                                             Name: Keith G. Baxter

                                             Title: President and Chief
                                             Executive Officer

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND DATES INDICATED BELOW.


             SIGNATURE                                        TITLE                                  DATE
------------------------------------  -----------------------------------------------------  --------------------

        /s/ MERLE D. LEWIS*           Chairman of the Board and Director of Cornerstone
    ----------------------------      Propane GP, Inc.
           Merle D. Lewis

      /s/ RICHARD R. HYLLAND*         Vice Chairman of the Board and Director of
    ----------------------------      Cornerstone Propane GP, Inc.
         Richard R. Hylland

        /s/ KEITH G. BAXTER           President, Chief Executive Officer and Director of
    ----------------------------      Cornerstone Propane GP, Inc. (Principal Executive
          Keith G. Baxter             Officer)                                                   December 6, 1996

       /s/ RONALD J. GOEDDE*          Executive Vice President and Chief Financial Officer
    ----------------------------      of Cornerstone Propane GP, Inc. (Principal Financial
          Ronald J. Goedde            and Accounting Officer)

       /s/ DANIEL K. NEWELL*          Director of Cornerstone Propane GP, Inc.
    ----------------------------
          Daniel K. Newell


*By:____/s/_KEITH G. BAXTER___________


                                                                           December 6, 1996


             Keith G. Baxter

            Attorney in fact

                               INDEX TO EXHIBITS


EXHIBITS                                                                                                      PAGE
---------                                                                                                   ---------

    *1.1   Form of Underwriting Agreement
   **3.1   Form of Amended and Restated Agreement of Limited Partnership of Cornerstone Propane Partners,
             L.P. (included as Appendix A to the Prospectus)
    *3.2   Form of Amended and Restated Agreement of Limited Partnership of Cornerstone Propane, L.P.
    *5.1   Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered
    *8.1   Opinion of Andrews & Kurth L.L.P. relating to tax matters
   *10.1   Form of Credit Agreement among Cornerstone Propane, L.P. and certain banks
   *10.2   Form of Note Purchase Agreement among Cornerstone Propane, L.P. and certain investors
   *10.3   Form of Contribution, Conveyance and Assumption Agreement, among Cornerstone Propane Partners,
             L.P., Cornerstone Propane, L.P. Cornerstone Propane GP, Inc., and certain other parties
   *10.4   Form of 1996 Cornerstone Propane Partners, L.P. Restricted Unit Plan
   *10.5   Form of Employment Agreements for Messrs. Baxter, Kittrell, Goedde and DiCosimo
   *10.6   Form of Indemnity Agreement among Northwestern Growth Corporation, Cornerstone Propane GP,
             Inc., Cornerstone Propane Partners, L.P. and Cornerstone Propane, L.P.
   *21.1   List of Subsidiaries
  **23.1   Consent of Arthur Andersen LLP
  **23.2   Consent of Baird, Kurtz & Dobson
  **23.3   Consent of Price Waterhouse LLP
   *23.4   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1 and 8.1)
  **24.1   Powers of Attorney (included on signature page)
   *27.1   Financial Data Schedule


-------------------

*   Filed herewith

**  Previously filed